UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2026

ORION GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2940 Riverby Road, Suite 400

Houston, Texas 77020

(Address of principal executive offices)

(713) 852-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	ORN	The New York Stock Exchange
Common stock, $0.01 par value per share	ORN	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On November 11, 2026, the Board of Directors (the “Board”) of Orion Group Holdings, Inc. (the “Company”) elected to increase the size of the Board from six directors to seven directors effective November 11, 2026 and appointed Mr. Mark Handley to fill the resulting vacancy at such time.

Mr. Handley worked for AECOM (NYSE: ACM) from 2014 to 2024, serving as Vice President of Federal Energy Programs from 2014 to 2018 and more recently as Senior Vice President and Strategy and Growth Leader for Federal Programs from 2018 to 2024.  Prior to joining AECOM in 2014, Mr. Handley completed a 32-year career in the United States Navy Civil Engineer Corps, retiring at the rank of Rear Admiral. His executive assignments included serving as Commander of the First Naval Construction Division (Seabees), leading 16,500 personnel executing global construction; Director of Shore Readiness for the Office of the Chief of Naval Operations, overseeing $9 billion in annual infrastructure expenditures; and Commanding Officer of NAVFAC Mid-Atlantic. Early in his senior management career, he led the Navy’s construction contracting organizations in Northern Italy from 1990 to 1993 and in Hawaii from 1993 to 1996.

Mr. Handley serves on the boards of two leading private infrastructure and construction firms, advising on Audit, Finance, Ethics, and Governance committees. He also serves as First Vice Chair of the National Academy of Construction and as Governance Chair for the Society of American Military Engineers (SAME) Foundation.  He previously served as National President of SAME.

Mr. Handley brings to the Board extensive expertise in public-sector procurement, large-scale infrastructure delivery, risk management, and strategic corporate governance.

Mr. Handley is a registered Professional Engineer (Mechanical). Mr. Handley holds a B.S. in Mechanical Engineering from Villanova University, a Master of Science in Engineering degree specializing in Construction Management from Stanford University, and completed the Executive Management Program at the University of Michigan Ross School of Business.

Mr. Handley will stand for election to the Board at our 2027 Annual Meeting of Stockholders.  The Board appointed Mr. Handley to serve as a member of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board starting November 11, 2026.  The Board has affirmatively determined that Mr. Handley is “independent” as that term is defined by The New York Stock Exchange listing standards and the standards set forth in the Company’s Corporate Governance Guidelines. Mr. Handley does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Handley and any other person pursuant to which he was selected as a director. In connection with his appointment as a member of the Board and except as noted herein, Mr. Handley has not entered into any agreements or contracts with the Company.  On November 11, 2026, Mr. Handley started his service on the Board and received a pro-rated annual equity award at that time in the form of restricted shares of the Company’s common stock which are scheduled to cliff vest on the date of our 2027 Annual Meeting of Stockholders consistent with that provided to other non-employee members of the Board. The number of restricted shares was determined by prorating the annual equity award value for non-employee directors based on the portion of the annual service period remaining through the Company’s 2027 Annual Meeting of Stockholders.

A copy of the press release announcing the appointment of Mr. Handley to the Board effective November 11, 2026 is attached to this Current Report on Form 8-K as Exhibit 99.1 hereto.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Orion Group Holdings, Inc. on November 11, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Group Holdings, Inc.
	By:	/s/ Travis J. Boone
Dated: November 12, 2026		Travis J. Boone President and Chief Executive Officer